SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT(Date of Earliest Event Reported): January 23, 2006 (January 23, 2006)

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

0-12126	23-144083
(Commission file number)	(IRS employer ID)

20 South Main Street, Chambersburg, Pennsylvania	17201
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 264-6116

N/A
(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

On January 23, 2006, Franklin Financial Services Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fulton Bancshares Corporation (“Fulton”) pursuant to which Fulton will merge with and into the Company (the “Merger”) with the Company being the surviving corporation in the Merger.  In connection with the Merger, Fulton will also cause its wholly-owned subsidiary, Fulton County National Bank and Trust Company (“FCNB”), to merge with and into the Company’s wholly-owned subsidiary, Farmers and Merchants Trust Company of Chambersburg (“F&M Trust”), (the “Bank Merger”) with F&M Trust being the surviving bank in the Bank Merger.  Additionally, pursuant to the terms of the Merger Agreement, two (2) persons designated by Fulton’s board of directors shall be appointed to the Company’s board.

Under the terms of the Merger Agreement, shareholders of Fulton will have the right to elect to receive, for each share of Fulton Common Stock they own: (1) 1.864 shares of validly issued, fully paid and nonassesable shares of the Company’s Common Stock, or (2) $48.00 in cash, or (3) a mixed election of stock and cash.  Shareholder elections, however, will be subject to allocation procedures designed to ensure that the aggregate number of shares of Company Common Stock to be issued and the aggregate amount of cash to be paid shall not exceed 492,790 shares and $10,964,577.50 in cash.  Consummation of the Merger is subject to certain customary terms and conditions, including, but not limited to, receipt of various regulatory approvals and approval by Fulton’s shareholders.

The foregoing summary of the terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement which is filed herewith as Exhibit 2.1 and is incorporated herein by this reference.

In connection with the Merger Agreement, the existing directors of Fulton entered into an Affiliates Letter Agreement pursuant to which such persons agreed to vote their shares of Fulton Common Stock to approve the Merger and to take certain other actions in furtherance of the Merger.  A copy of the Affiliates Letter Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

The Merger Agreement contains representations and warranties that the parties made to each other.  The assertions embodied in those representations and warranties by each of Fulton and the Company are qualified by information in confidential disclosure schedules delivered together with the Merger Agreement.  While the Company does not believe that these schedules contain information that the securities laws require it to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified by the disclosure schedules.

The press release announcing the proposed Merger is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

The Company will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement addressed to Fulton’s shareholders and a prospectus for the Company stock to be offered to Fulton’s shareholders in connection with the Merger.  A definitive proxy statement will be sent to Fulton’s shareholders seeking their approval of the Merger.  Investors and shareholders are urged to read the registration statement carefully when it becomes available, because it will contain important information about the Merger.  Investors and shareholders may obtain a free copy of the registration statement, when it becomes available, and other documents filed with, or furnished to, the SEC by the Company at the SEC’s website at http://www.sec.gov.  Copies of the registration statement and other documents filed by the Company with the SEC may also be obtained for free from the Company by directing a written request to Franklin Financial Services Corporation, 20 South Main Street, Chambersburg, PA  17201, Attention: William E. Snell, Jr., President and Chief Executive Officer.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                               Exhibits

2.1                               Agreement and Plan of Merger dated January 23, 2006, by and between Franklin Financial Services Corporation and Fulton Bancshares Corporation.

10.1                         Form of Affiliates Letter Agreement between Fulton Bancshares Corporation’s directors and Franklin Financial Services Corporation (included as Exhibit 2 to the Agreement and Plan of Merger, filed herewith as Exhibit 2.1).

99.1                         Press Release issued January 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Financial Services Corporation

Date: January 23, 2006	/s/William E.Snell, Jr.
William E. Snell, Jr., President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated January 23, 2006 by and between Franklin Financial Services Corporation and Fulton Bancshares Corporation.

10.1

Form of Affiliates Letter Agreement between Fulton Bancshares Corporation’s directors and Franklin Financial Services Corporation (included as Exhibit 2 to the Agreement and Plan of Merger, filed herewith as Exhibit 2.1).

99.1	Press Release issued January 23, 2006.